SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 16, 2005
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Named Executive Officer Compensation

On March 16, 2005 the Compensation Committee (the “Committee”) of the Board of Directors of Borders Group, Inc. (the “Company”) approved the following executive compensation actions relative to the Company’s Named Executive Officers (as defined in Regulation S-K item 402 (a) (3)):

Named Executive Officer	2004 Bonus (1)	Restricted Share Unit Awards (#) (2)	2005 Base Salary (3)	2005 Annual Incentive Bonus as a Percentage of Base Salary (4)
				Target	Maximum
Gregory P. Josefowicz Chairman, President and Chief Executive Officer	$298,733	60,000	$710,000	80%	160%
Cedric J. Vanzura President, Waldenbooks Specialty Retail and Information Technology	$40,455	16,500	$320,000	50%	100%
Vincent E. Altruda President, Borders Stores Worldwide	$133,897	16,500	$325,000	50%	100%
Edward Wilhelm Senior Vice President, Chief Financial Officer	$80,910	16,500	$330,000	50%	100%
Michael G. Spinozzi Executive Vice President, Chief Marketing Officer	$75,168	16,500	$295,000	50%	100%

(1) The 2004 cash bonuses were determined based on the achievement of pre-established performance criteria set by the Compensation Committee under the Borders Group, Inc. Annual Incentive Bonus Plan (the “Plan”). These performance criteria consisted of a combination of earnings per share and comparable store sales as well as, in certain cases, the income of particular business segments. Bonus payments will be made in a combination of cash and restricted shares issued under, and subject to the terms of, the Borders Group, Inc. 2004 Long-Term Incentive Plan.

(2) Restricted Share Units (RSUs) were awarded pursuant to the terms of the Borders Group, Inc. 2004 Long-Term Incentive Plan. The RSUs represent a contingent right to receive one share of Borders Group, Inc. Common Stock for each restricted share unit granted, or cash at the Committee’s given discretion. The RSUs will vest over 4 to 6 years if specified earnings per share growth is achieved. If the Company does not satisfy the earnings per share requirements by the last day of fiscal year 2010, the RSUs will be immediately forfeited and cancelled. The 2005 Restricted Share Unit Agreement form is attached hereto as Exhibit 10.64.

(3) Represents Named Executive Officers’ base salaries effective March 27, 2005 set by the Compensation Committee on March 16, 2005.

(4) For fiscal 2005, bonuses under the Company’s Annual Incentive Bonus Plan, if payable, will be based upon the achievement of performance criteria established by the Committee consisting of a combination of earnings per share and comparable store sales as well as, in certain cases, the income of particular business segments.

Presiding Director Compensation

On March 16, 2005, the Compensation Committee approved the compensation arrangement for the Presiding Director, Amy B. Lane, for the 2005 calendar year. For her continued service as Presiding Director, and in addition to the normal director retainers, Ms. Lane will receive a cash payment of $30,000 on August 1, 2005.

ITEM 9.01 Financial Statements, Pro Forma Information and Exhibits.

(c) Exhibits:

10.64    Restricted Share Unit Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: March 22, 2005	By:	/s/ EDWARD W. WILHELM
Edward W. Wilhelm
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibits:
10.64	Restricted Share Unit Grant Agreement